EXHIBIT 99.1

Filana Therapeutics Reports Q2 2026 Financial Results and Provides Business Update

AUSTIN, Texas, July 29, 2026 (GLOBE NEWSWIRE) -- Filana Therapeutics, Inc. (NASDAQ: FLNA, “Filana Therapeutics”, the “Company”), a biotechnology company currently focused on developing therapies for Tuberous Sclerosis Complex (TSC)-related epilepsy, today reported financial results for the second quarter ended June 30, 2026 and provided a business update.

“The Company continues to engage with the FDA regarding the clinical hold on its proof-of-concept trial in TSC-related epilepsy. The Company is working diligently to address the FDA’s request for information in order to have the clinical hold lifted,” said Rick Barry, President and Chief Executive Officer of Filana Therapeutics, Inc. “In the meantime, we continue to work actively with the TSC community. Participation in the TSC World Conference this week will keep us connected and prepared for future development of simufilam as the regulatory process continues.”

Scientific Presentations and Publications

  Publication of Eilat XVIII Proceedings in Epilepsia: Peer-reviewed proceedings of the Eighteenth Eilat Conference on New Antiepileptic Drugs and Devices (Eilat XVIII) have been published in Epilepsia. The proceedings include a summary of the biological rationale and preclinical data supporting the Company’s simufilam program in TSC-related epilepsy, consistent with the presentation Filana Therapeutics delivered at the conference in Madrid, Spain, on May 5, 2026 (see Section 7 of the published proceedings)1.

TSC Community Engagement

  Planned Participation in the 2026 TSC World Conference: Filana is a sponsor of the 2026 TSC World Conference, hosted by the TSC Alliance® and Tuberous Sclerosis Complex International (TSCi), to be held July 30 to August 1, 2026, in Aurora, Colorado. The conference, held every four years, promises to be one of the largest TSC gatherings around the globe, covering all aspects of TSC across a patient’s lifespan.

Financial Results for Second Quarter 2026

  Cash and cash equivalents at June 30, 2026 were $82.7 million, compared to $95.5 million as of December 31, 2025. The Company has no debt.
  Research and development (R&D) expenses for the second quarter of 2026 were $3.3 million. This compared to $5.1 million for the same period in 2025. This 35% decrease was due primarily to the previously reported phase out of the Alzheimer’s disease development program, completed in the second quarter of 2025. Expenses for the TSC-related epilepsy program are expected to be significantly lower compared to those for the Alzheimer’s disease program.
  General and administrative (G&A) expenses for the second quarter of 2026 were $6.1 million. This compared to $40.3 million for the same period in 2025. The 85% decrease was due primarily to a $31.25 million securities litigation loss contingency recorded in the second quarter of 2025 not being repeated in 2026.
  Net cash used in operations was $12.7 million during first-half of 2026 and below previous guidance.
  Litigation Settlement: On July 23, 2026, the Company paid $31.25 million into escrow in connection with the potential settlement of certain securities litigation recorded in 2025. This funding is a step toward final resolution of the matter, and this cash will remain restricted subject to final court approval.
  Net cash used in operations for second-half 2026 is expected to be in a range from $11 to $15 million, plus the $31.25 million litigation settlement funding described above. The Company estimates unrestricted cash at year-end 2026 in a range from $36 to $40 million.
  Net loss for the second quarter of 2026 was $8.6 million, or $0.18 per share. This compares to a net loss of $44.2 million, or $0.92 per share, for the same period in 2025.
  Shares outstanding were 48.3 million as of July 27, 2026.

About TSC and TSC-related Epilepsy

TSC is a rare genetic disorder resulting from a mutation in the TSC1 or TSC2 gene. These mutations affect the mechanistic target of rapamycin (mTOR) pathway and can cause tumors to grow in multiple organs2,3. Epilepsy is the most common health issue affecting the TSC community, with 80% to 90% of TSC patients experiencing seizures4. TSC-related epilepsy affects approximately 45,000 people in the U.S.2,5 Most patients start having seizures within their first year of life5. Even with multiple approved treatments, more than 60% of TSC patients remain refractory to antiepileptic therapy6.

About Filana Therapeutics, Inc.

Filana Therapeutics, Inc. (NASDAQ: FLNA), is a biotechnology company focused on developing novel, investigational therapies to modulate the filamin A protein for the treatment of central nervous system disorders, such as tuberous sclerosis complex (TSC)-related epilepsy, and other diseases associated with dysregulation or overexpression of filamin A.

For more information, please visit: https://www.FilanaTx.com

References:

  Bialer M, Johannessen Landmark C, Koepp MJ, Perucca E, Perucca P, Tomson T, et al. Progress report on new epilepsy treatments: a summary of the Eighteenth Eilat Conference on New Antiepileptic Drugs and Devices (EILAT XVIII). I. Treatments in preclinical and early clinical development. Epilepsia. 2026. doi:10.1002/epi.70354. https://onlinelibrary.wiley.com/doi/full/10.1002/epi.70354
  https://www.tscalliance.org/understanding-tsc/what-is-tsc/
  https://www.tscalliance.org/understanding-tsc/genetics/
  Crino P, Nathanson K, Petri Henske, E. The Tuberous Sclerosis Complex. N Engl J Med. (2006) 355 (13):1345-56. DOI: 10.1056/NEJMra055323
  Zhang L, Huang T, Teaw S, Nguyen LH, Hsieh LS, Wong X, Burns LH, Bordey A. Filamin A inhibition reduces seizure activity in a mouse model of focal cortical malformations. Science Translational Medicine. (2020) 12(531):eaay0289. DOI: 10.1126/scitranslmed.aay0289
  Chu-Shore, C. J., Major, P., Camposano, S., Muzykewicz, D., & Thiele, E. A. (2010). The natural history of epilepsy in tuberous sclerosis complex. Epilepsia, 51(7), 1236–1241. https://doi.org/10.1111/j.1528-1167.2009.02474.x

For More Information Contact:
Investors
Mike Moyer
mmoyer@lifesciadvisors.com

Company
Eric Schoen, Chief Financial Officer
(512) 501-2450
ESchoen@FilanaTx.com
IR@FilanaTx.com

Cautionary Note Regarding Forward-Looking Statements:

This news release contains forward-looking statements that may include but are not limited to statements regarding: our ability to successfully engage with, and satisfactorily respond to, requests for additional information from the U.S. Food and Drug Administration (FDA) concerning the full clinical hold on our investigational new drug application (IND) for simufilam in TSC-related epilepsy and the timing and outcomes of such interactions, the potential resolution of certain securities litigation and our loss contingency estimates related thereto, the timing and plans to conduct clinical studies with simufilam following approval of our IND, our plans to conduct additional preclinical studies of simufilam relating to seizures in TSC, the potential for simufilam as a treatment for TSC-related epilepsy and other potential indications, the timing of anticipated milestones, expected cash balances and cash use in future periods. These statements may be identified by words such as “anticipate”, “before”, “believe”, “could”, “expect”, “forecast”, “intend”, “may”, ”pending”, “plan”, “possible”, “potential”, “prepares for”, “will”, and other words and terms of similar meaning.

Such statements are based on our current expectations and projections about future events. Such statements speak only as of the date of this news release and are subject to a number of risks, uncertainties and assumptions, including, but not limited to, those risks relating to our ability to provide FDA with additional information, including additional pre-clinical data, and modifying the proposed clinical trial protocol design, to satisfy completion of FDA’s review and release of full clinical hold, the ability to advance preclinical studies related to TSC-related epilepsy, and other potential indications, the ability to initiate an initial proof-of-concept study of simufilam in TSC-related epilepsy, and other risks inherent in drug discovery and development or specific to Filana Therapeutics, Inc., as described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports to be filed with the SEC. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from expectations in any forward-looking statement. In light of these risks, uncertainties and assumptions, the forward-looking statements and events discussed in this news release are inherently uncertain and may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, we disclaim any intention or responsibility for updating or revising any forward-looking statements. For further information regarding these and other risks related to our business, investors should consult our filings with the SEC, which are available on the SEC’s website at www.sec.gov.

All of our pharmaceutical assets under development are investigational product candidates. These have not been approved for use in any medical indication by any regulatory authority in any jurisdiction and their safety, efficacy or other desirable attributes, if any, have not been established in any patient population. Consequently, none of our product candidates is approved or available for sale anywhere in the world.

Our clinical results from earlier-stage clinical trials or preclinical studies may not be indicative of future results from later-stage or larger scale clinical trials and do not ensure regulatory approval. You should not place undue reliance on these statements or any scientific data we present or publish.

We are in the business of new drug discovery and development. Our research and development activities are long, complex, costly and involve a high degree of risk. Holders of our common stock should carefully read our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q in their entirety, including the risk factors therein. Because risk is fundamental to the process of drug discovery and development, you are cautioned to not invest in our publicly traded securities unless you are prepared to sustain a total loss of the money you have invested.

– Financial Tables Follow –

FILANA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Operating expenses
Research and development	$3,303	$5,116	$7,847	$18,782
General and administrative	6,090	40,276	12,714	51,196
Total operating expenses	9,393	45,392	20,561	69,978
Operating loss	(9,393)	(45,392)	(20,561)	(69,978)
Interest income	747	1,214	1,536	2,479
Other income (loss), net	43	(46)	91	(128)
Net loss	$(8,603)	$(44,224)	$(18,934)	$(67,627)

Net loss per share, basic and diluted	$(0.18)	$(0.92)	$(0.39)	$(1.40)

Weighted-average shares used in computing net loss per share, basic and diluted	48,308	48,308	48,308	48,285

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)
	June 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$82,681	$95,502
Prepaid expenses and other current assets	1,042	2,207
Total current assets	83,723	97,709
Property and equipment, net	20,180	20,646
Total assets	$103,903	$118,355
Liabilities and stockholders’ equity
Current liabilities
Accounts payable and other accrued expenses	$39,291	$41,647
Accrued development expense	361	364
Accrued compensation and benefits	385	1,625
Other current liabilities	121	198
Total current liabilities	40,158	43,834
Other non-current liabilities	136	118
Total liabilities	40,294	43,952
Stockholders’ equity
Common Stock and additional paid-in-capital	578,627	570,487
Accumulated deficit	(515,018)	(496,084)
Total stockholders’ equity	63,609	74,403
Total liabilities and stockholders’ equity	$103,903	$118,355